Exhibit 23.3



                                    LETTERHEAD OF

                                    WHITE & CASE




August 14, 1996




Peter K. Lathrop, Esq.
Vice President and Director of Tax
Alexander & Alexander Services Inc.
1185 Avenue of the Americas
New York, New York  10036



Re:    Pre-effective Amendment No. 2 to
       Form S-3 Registration Statement



Dear Mr. Lathrop:



We hereby consent to the reference to our Firm under the heading "Risk Factors" in Alexander & Alexander Services Inc.'s Pre-Effective Amendment No. 2 to be filed on August 14, 1996 (Registration Number not yet assigned) in connection with its Form S-3 Registration Statement relating to the registration of securities up to an aggregate amount of $250,000,000.



Very truly yours



WHITE & CASE